UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 16, 2005

EXCELLIGENCE LEARNING CORPORATION

(Exact Name of registrant as specified in its charter)

Delaware	0-32613	77-0559897
(State of other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Lower Ragsdale Drive, Monterey, California 93940

(Address of principal executive offices) (Zip Code)

(831) 333-2000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On December 16, 2005, Excelligence Learning Corporation (the “Company” or the “Registrant”) entered into a new employment agreement with Judith McGuinn to serve as the Registrant’s Executive Vice President and Chief Operating Officer from January 1, 2006 through December 31, 2008. Under the employment agreement, Ms. McGuinn is entitled to receive an annual base salary of $225,000.

Pursuant to the agreement, the Company may terminate Ms. McGuinn at any time for “cause.” Under the agreement, “cause” means (a) misappropriation of any material funds or property of the Company or of any of its related companies; (b) unjustifiable neglect of duties under the agreement; (c) conviction of a felony involving moral turpitude; (d) gross misconduct and/or the failure to act in good faith to the material detriment of the Company; or (e) willful and bad faith failure to obey reasonable and material orders given by the Company. The breach, misconduct or failure under clauses (b), (d) and (e) is subject to a cure period of three business days. Upon termination for “cause,” Ms. McGuinn is entitled to payment of her salary earned and benefits accrued as of the date of the termination.

The agreement is also terminable by the Company in the case of Ms. McGuinn’s death or disability for three consecutive full calendar months, or for 80% or more of the normal working days during six consecutive full calendar months. Upon termination for death or disability, the Company must pay Ms. McGuinn or her estate, as applicable, the specified compensation earned and benefits accrued by her at the time of such termination.

If, during the term of the agreement, Ms. McGuinn’s position is eliminated for any reason and/or (a) her title is lowered; (b) her place of business is relocated at least 30 miles from the Company’s headquarters on the effective date of the agreement; or (c) any reason other than for “cause” (as defined in the agreement), her death or her disability, the Company must pay her base salary in effect at the time of termination through December 31, 2008. In addition, if Ms. McGuinn is terminated within two years after a change of control, she will be entitled to a severance payment equal to 200% of her annual base salary under this Agreement, paid in four equal quarterly installments during the year following her date of termination. Under either of these circumstances, Ms. McGuinn will have no obligation to mitigate her lost compensation and the Company will reimburse her for insurance premiums incurred as a result of the continuation of her benefits coverage required by COBRA.

The foregoing description of the material terms of Ms. McGuinn’s employment is qualified in its entirety by reference to the provisions of the employment agreement between her and the Registrant, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits:

10.1	Employment Agreement, dated as of December 16, 2005 and effective as of January 1, 2006, by and between the Registrant and Judith McGuinn.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2005

EXCELLIGENCE LEARNING CORPORATION

By:	/s/ Ronald Elliott
	Name:	Ronald Elliott
	Title:	Chief Executive Officer